Tellurian reports third quarter 2021 results

HOUSTON, Texas – (BUSINESS WIRE) November 3, 2021 -- Tellurian Inc. (Tellurian) (NYSE American: TELL) completed sales from Driftwood LNG’s capacity for the first two plants with the signing of three million tonnes per annum (mtpa) in sale and purchase agreements (SPAs) with Shell, and raised approximately $116 million in a public stock offering in the third quarter of 2021. Subsequent to the quarter end, Tellurian transferred its common stock listing from the Nasdaq Capital Market to the NYSE American.

Tellurian ended its third quarter of 2021 with approximately $210.8 million of cash and cash equivalents, and no borrowing obligations. Natural gas sales for the third quarter generated approximately $15.6 million in revenues compared to $7.3 million during the same period of 2020.

Tellurian has a strong balance sheet consisting of approximately $483.9 million in total assets. Tellurian reported a net loss of approximately $18.7 million, or $0.04 per share (basic and diluted), for the three months ended September 30, 2021.

President and CEO Octávio Simões said, “Tellurian recently brought production online from two newly completed natural gas wells, adding to our financial strength and integrated model that provides a valuable hedge to volatile global prices. By year end 2021 we plan to produce approximately 70 million cubic feet equivalent per day (mmcfed). In addition, we have authorized a new drilling program and plan to drill 12 - 14 wells to produce approximately 220 mmcfed by year end 2022. We have turned our focus to financing Driftwood LNG and plan to give Bechtel notice to proceed with construction in early 2022.”

About Tellurian Inc.
Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.
For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, construction and other aspects of the Driftwood project, financing matters and the timing of a notice to proceed with respect to the project. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2020 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 24, 2021, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com

Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com